Ohr Pharmaceutical, Inc. 8-K
Exhibit 99.1

FORM OF CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
OHR PHARMACEUTICAL, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Ohr Pharmaceutical, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  That the Board of Directors of the Corporation on May 22, 2013, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing and declaring advisable the following resolutions to effect an amendment to the Certificate of Incorporation, as amended, of the Corporation:

RESOLVED, that the Certificate of Incorporation of this Corporation (the “Certificate”) be, and it hereby is, amended by inserting the following in lieu of Part A of Article FOURTH thereof:

“Part A.  Aggregate Capitalization.  Simultaneously with the effective date of the filing of this amendment to the Certificate of Incorporation (the “Split Effective Date”), each three (3) shares of the Corporation’s common stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on part of the holder thereof, be reclassified and changed into one (1) share of common stock which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”), subject to the treatment of fractional share interests described below.  Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.  No fractional shares of New Common Stock of the Corporation shall be issued.  No stockholder of the Corporation shall transfer any fractional shares of New Common Stock.  The Corporation shall not recognize on its stock records books any purported transfer of any fractional share of New Common Stock of the Corporation.  In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation’s transfer agent for cancellation, the number of shares of New Common Stock to which such stockholder is entitled rounded up to the nearest whole number of shares of New Common Stock.  If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.  In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange.

“The aggregate number of shares of capital stock which the Corporation shall be authorized to issue shall be One Hundred Ninety Five Million (195,000,000) shares, of which One Hundred Eighty Million (180,000,000) shares are Common Stock, $0.0001 par value per share (the “Common Stock”), and Fifteen Million (15,000,000) shares are Serial Preferred Stock, $0.0001 par value per share (the “Serial Preferred Stock”), of which Six Million (6,000,000) shares have been designated as Series B Convertible Preferred Stock, $0.0001 par value per share. Holders of capital stock shall have no pre-emptive rights with respect to any authorized but unissued shares of Common Stock or Serial Preferred Stock.”; and further

 “RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by striking out Article SEVENTH thereof and by substituting in lieu of said Article the following new Article SEVENTH:

“SEVENTH:  For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and the regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.           Number of Directors.  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.  The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws.  The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.  No election of directors need be by written ballot.

2.           Terms of Directors.  Except as otherwise provided in or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation or to elect directors under specified circumstances, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation.  One class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 2014, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 2015, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 2016, with each member of each class to hold office until a successor is elected and qualified.  At each annual meeting of stockholders of the Corporation and except as otherwise provided in or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term of three years.

3.           Newly Created Directorships and Vacancies.  Except as otherwise required by law and except as otherwise provided in or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances:  (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; (ii) any director elected in accordance with the preceding clause (i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified; and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

4.           Removal.  Except as otherwise provided in or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of the Corporation’s stock entitled to vote generally, voting together as a single class.  Whenever in this Article SEVENTH hereof, the phrase, “the then outstanding shares of the Corporation’s stock entitled to vote generally” is used, such phrase shall mean each then outstanding share of any class or series of the Corporation’s stock that is entitled to vote generally in the election of the Corporation’s directors.

5.           Amendment or Repeal of this Article.  Notwithstanding any other provisions of this Article SEVENTH or any other Article hereof or of the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article SEVENTH, any other Article hereof, or the By-Laws of the Corporation), the provisions of this Article SEVENTH may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of at least 75% of the combined voting power of the then outstanding shares of the Corporation’s capital stock entitled to vote generally, voting together as a single class.

6.           Amendment of Bylaws.  After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of §109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation, unless otherwise provided in the By-Laws.

7.           Voting Power.  Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders.  Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of §242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

8.           Ballots.  Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.”; and further

SECOND: That the stockholders of the Corporation, by written consent dated May 22, 2013 duly approved said proposed Certificate of Amendment of Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 28th day of May, 2013 and to be filed, effective at 9:00 a.m. on June 3, 2013.

OHR PHARMACEUTICAL. INC.

By:	/s/ Irach B. Taraporewala
Name:	Irach B. Taraporewala
Title:	CEO